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                                                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 17, 1996, except as to Note 11 which is as of August 5, 1996, relating to the financial statements of ACE*COMM Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."




PRICE WATERHOUSE LLP


Washington, D.C.
August 12, 1996